UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2021

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Linda Szyper to Board of Directors

Effective November 18, 2021, the Board of Directors (the “Board”) of Harmony Biosciences Holdings, Inc. (the “Company”) appointed Linda Szyper, age 56, as a Class II director, filling the previously announced vacancy in the Board created by the resignation of Eric L. Motley effective August 30, 2021. Ms. Szyper was also appointed to serve on the Nominating and Corporate Governance Committee of the Board. Ms. Szyper will hold office until the date of the Company’s 2022 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal.

Ms. Szyper served as the Chief Operating Officer of McCann Health, a global healthcare communications company, from January 2018 to October 2021. Prior to joining McCann Health, Ms. Szyper served as the Chief Commercial Officer of Circassia, a publicly traded biotechnology and medical device company headquartered in the United Kingdom, from October 2014 to March 2017, and as the Chief Development Officer of Publicis Healthcare Communications Group, a healthcare communications network, from July 1999 to October 2014. Ms. Szyper was selected to the Board because of her extensive experience in pharmaceutical marketing, medical communications, consumer health and payer and patient engagement, and we believe she will bring valuable experience and insight to the Board.

The Board has determined that Ms. Szyper qualifies as an independent director under the corporate governance standards of Nasdaq. Ms. Szyper was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Szyper has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Szyper has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Szyper will receive compensation consistent with that provided to non-employee directors as described in the Company’s director compensation program.

The Company and Ms. Szyper will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-240122) and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On November 22, 2021, the Company issued a press release announcing the appointment of Ms. Szyper. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information included in Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1*	Press release issued by the Company dated November 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act except to the extent that Harmony Biosciences Holdings, Inc. specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: November 22, 2021	By:	/s/ John C. Jacobs
John C. Jacobs
President and Chief Executive Officer